UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event recorded): September 30, 2014

ZD VENTURES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-127389	99-0381956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Avenue Road, Suite 200, Toronto, ON, M5R 2G3

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (416) 929 - 1806

WEBTRADEX INTERNATIONAL CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS,

Effective September 30, 2014 Kam Shah resigned his positions as a Chief Executive Officer and President of the Company.   However, Mr. Shah continued in his positions as Secretary and Treasurer of the Registrant.

On September 30, 2014, Terence Robinson was added as an additional Director of the Registrant pending the next annual meeting of the election of directors.  In addition, Mr. Robinson he was appointed as President and Chief Executive Officer of the Registrant.

For the last fifteen years, Terence Robinson has been the owner and president of TR Networks, Inc., which is a consulting firm specializing in business structuring, identifying and securing financing for start-up and small cap companies in emerging technologies and resource sectors. TR Networks, Inc. is headquartered in Barcelona, Spain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2014

ZD VENTURES CORPORATION

By: /s/ Kam Shah

Kam Shah

Chief Financial Officer

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